WEAVER MARTIN & SAMYN

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation in Remmington Enterprises, Inc.’s Registration Statement on Form S-1/A No. 2 of our audit report dated September 8, 2011, relating to the Financial Statements as of July 31, 2011.

/s/Weaver Martin & Samyn, LLC
Kansas City, Missouri
November 1, 2011